Exhibit 5.1

May 5, 2023

Stronghold Digital Mining, Inc.
595 Madison Avenue, 28th Floor
New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel for Stronghold Digital Mining, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement includes (i) a base prospectus (the “Base Prospectus”) relating to the offer and sale from time to time of up to $25,000,000 (subject to the limitations of General Instruction I.B.6 of Form S‑3) of (a) shares (the “Class A Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (b) shares (the “Preferred Shares”) of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), (c) depositary shares evidenced by depositary receipts and representing fractional shares of Preferred Shares (the “Depositary Shares”), (d) warrants to purchase Common Shares or Preferred Shares (“Warrants”), (e) rights to purchase Common Shares or Preferred Shares (“Rights”), (f) stock purchase contracts, including contracts obligating holders to purchase from the Company, and obligating the Company to sell to the holders, a specified number of Primary Securities (as defined herein) at a later date (“Contracts”), and (g) units consisting of one or more of the Primary Securities (“Units” and, together with the Equity Securities, Depositary Shares, Warrants, Rights and Contracts, the “Primary Securities”); and (ii) a resale prospectus (the “Resale Prospectus” and, together with the Base Prospectus, each a “Prospectus”) relating to the offer and sale from time to time by the selling stockholders named in the Resale Prospectus (the “Selling Stockholders”) of up to 18,725,000 shares of Class A Common Stock (the “Resale Shares” and, together with the Primary Securities, the “Offered Securities”), consisting of (a) up to 5,391,608 shares of Class A Common Stock held by the Selling Stockholders (the “Resale Common Shares”), (b) up to 9,000,000 shares of Class A Common Stock (the “Armistice Warrant Shares”) issuable upon exercise of warrants (the “Armistice Warrants”) acquired by Armistice Capital Master Fund Ltd. (“Armistice”), and (c) up to 4,333,392 shares of Class A Common Stock (the “Pre-Funded Warrant Shares” and, together with the Armistice Warrant Shares, the “Resale Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) acquired by Armistice.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	The Grace Building, 1114 Avenue of the Americas, 32nd Floor New York, NY 10036-7708 Tel +1.212.237.0000 Fax +1.212.237.0100 velaw.com

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The Offered Securities may be issued (as applicable) and sold from time to time in multiple transactions pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the applicable Prospectus contained therein and any amendments or supplements thereto (each, a “Prospectus Supplement”).  Any (i) Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto, (ii) Rights will be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) between the Company and the rights agent party thereto, (iii) Warrants will be evidenced by a warrant certificate and issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto, (iv) Contracts will be issued pursuant to one or more stock purchase contracts (each, a “Stock Purchase Contract”) between the Company and the stock purchase contract agent party thereto, and (v) Units will be evidenced by a unit certificate and issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto; in each case, in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference.

In connection with this opinion, we have assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Offered Securities are offered, issued (as applicable) and sold in the manner and as contemplated by the Registration Statement, any Prospectus and any Prospectus Supplement, as applicable, (iii) one or more Prospectus Supplements to the applicable Prospectus will have been prepared and filed with the Commission describing the Primary Securities offered thereby, (iv) a Prospectus properly describing the applicable Offered Securities offered thereby will have been delivered to the purchaser(s) of such Offered Securities as required in accordance with applicable law, (v) upon issuance, including upon exercise or conversion of any Primary Securities, the total number of shares of Common Stock and Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock and Preferred Stock that the Company has authority to issue under the Second Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each as currently in effect, (collectively, the “Company Charter Documents”), (vi) there will not have occurred any change in law or in the Company Charter Documents adversely affecting the Offered Securities or the rights of the holders thereof, and (vii) each of the applicable Depositary Shares, Rights, Warrants, Contracts and Units (including any Primary Securities issuable upon conversion, exercise or exchange thereof) and the Deposit Agreements, Rights Agreements, Warrant Agreements, Stock Purchase Contracts and Unit Agreements governing such Primary Securities will have been duly authorized, executed and delivered and governed by and construed in accordance with the laws of the State of New York.

In connection with the opinion expressed herein, we have examined, among other things, (i)  the Company Charter Documents, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, the Armistice Warrants and the Pre-Funded Warrants, (iii) the Registration Statement, (iv) the Base Prospectus and the Resale Prospectus, (v) the Registration Rights Agreement, dated as of April 20, 2023, by and between the Company and Armistice, (vi) the Pre-Funded Warrants, (vii) the Armistice Warrants, and (viii) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

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We have also reviewed such questions of law as we have deemed necessary or appropriate.  As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the legal capacity of all individuals executing any of the foregoing documents.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that

(i) with respect to the Class A Shares, (a) when the terms of the issuance and sale of the Class A Shares have been duly established in conformity with the Company Charter Documents and (b) when the Class A Shares have been duly issued and sold as contemplated by the Registration Statement, the applicable Prospectus contained therein and any applicable Prospectus Supplement, and if all of the foregoing actions are taken in accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then the Class A Shares will be validly issued, fully paid and non-assessable;

(ii) with respect to the Preferred Shares, (a) when the terms of the particular class or series of Preferred Stock and of the issuance and sale of such Preferred Shares have been duly established in conformity with the Company Charter Documents, (b) with respect to a particular class or series of Preferred Stock, when the related designating amendment to the Company Charter Documents establishing the relative powers, designations, preferences, rights, duties, limitations or restrictions of such Preferred Stock has been annexed to the Company Charter Documents, and (c) when shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, the applicable Prospectus contained therein and any applicable Prospectus Supplement, and if all of the foregoing actions are taken in accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then the Preferred Shares will be validly issued, fully paid and non-assessable;

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(iii) with respect to the Depositary Shares, (a) when the terms of the particular class or series of Depositary Shares and of the issuance and sale of such Depositary Shares have been duly established in conformity with the Company Charter Documents, (b) when such Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the applicable Prospectus contained therein and any applicable Prospectus Supplement, (c) when the applicable Deposit Agreement has been duly executed and delivered and (d) when the certificates representing such Depositary Shares have been duly executed and delivered in accordance with the applicable Deposit Agreement, and if all of the foregoing actions are taken in  accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then such Depositary Shares will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Depositary Shares and the terms of the applicable Deposit Agreement, except as the enforceability thereof may be limited or otherwise affected by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (2) principles of equity, whether considered at law or equity;

(iv) with respect to the Rights, (a) when the terms of the particular Rights and of the issuance and sale of such Rights have been duly established in conformity with the Company Charter Documents, (b) when such Rights have been duly issued and sold as contemplated by the Registration Statement, the applicable Prospectus contained therein and any applicable Prospectus Supplement, (c) when the applicable Rights Agreement (including a form of certificate representing the Rights) has been duly executed and delivered and (d) when the certificates representing such Rights have been duly executed and delivered in accordance with the applicable Rights Agreement, and if all of the foregoing actions are taken in  accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then such Rights will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Rights and the terms of the applicable Rights Agreement, except as the enforceability thereof may be limited or otherwise affected by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (2) principles of equity, whether considered at law or equity;

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(v) with respect to the Warrants, (a) when the terms of the particular class or series of Warrants and of the issuance and sale of such Warrants have been duly established in conformity with the Company Charter Documents, (b) when such Warrants have been duly issued and sold as contemplated by the Registration Statement, the applicable Prospectus contained therein and any applicable Prospectus Supplement, (c) when the applicable Warrant Agreement (including a form of certificate representing the Warrants) has been duly executed and delivered and (d) when the certificates representing such Warrants have been duly executed and delivered in accordance with the applicable Warrant Agreement, and if all of the foregoing actions are taken in  accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then such Warrants will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Warrants and the terms of the applicable Warrant Agreement, except as the enforceability thereof may be limited or otherwise affected by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (2) principles of equity, whether considered at law or equity;

(vi) with respect to the Contracts, (a) when the terms of the particular Contracts and of the issuance and sale of such Contracts have been duly established in conformity with the Company Charter Documents, (b) when such Contracts have been duly issued and sold as contemplated by the Registration Statement, the applicable Prospectus contained therein and any applicable Prospectus Supplement, (c) when the applicable Stock Purchase Contract (including a form of certificate representing the Contracts) has been duly executed and delivered and (d) when the certificates representing such Contracts have been duly executed and delivered in accordance with the applicable Stock Purchase Contract, and if all of the foregoing actions are taken in  accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then such Contracts will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Contracts and the terms of the applicable Stock Purchase Contract, except as the enforceability thereof may be limited or otherwise affected by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (2) principles of equity, whether considered at law or equity;

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(vii) with respect to the Units, (a) when the terms of the particular Units and of the issuance and sale of such Units have been duly established in conformity with the Company Charter Documents, (b) when such Units have been duly issued and sold as contemplated by the Registration Statement, the applicable Prospectus contained therein and any applicable Prospectus Supplement, (c) when the applicable Unit Agreement (including a form of certificate representing the Units) has been duly executed and delivered and (d) when the certificates representing such Units have been duly executed and delivered in accordance with the applicable Unit Agreement, and if all of the foregoing actions are taken in  accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then such Units will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Units and the terms of the applicable Unit Agreement, except as the enforceability thereof may be limited or otherwise affected by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (2) principles of equity, whether considered at law or equity;

(viii) the Resale Common Shares are validly issued, fully paid and non-assessable; and

(ix) the Resale Warrant Shares, when issued upon exercise of the Armistice Warrants and the Pre-Funded Warrants in accordance with the terms of the Armistice Warrants and the Pre-Funded Warrants, as applicable, will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the laws of the State of New York, and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.  We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Base Prospectus and the Resale Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.